SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 6, 2003

                             Brookline Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                  0-23695                    04-3402944
(State or other jurisdiction     (SEC File Number)            (I.R.S. Employer
      of incorporation)                                      Identification No.)




Registrant's telephone number, including area code:  (617) 730-3500



                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5.  Other Events

         On March 6, 2003, the Company received non-objection from the Office of Thrift Supervision ("OTS") to the Company's repurchase of up to 5% (or up to 2,937,532 shares) of its common stock. The regulatory non-objection was necessary because the repurchase program will commence less than one year from the date of the Company's reorganization and stock offering, which closed on July 8, 2002.

         Management of the Company will use its discretion in determining the timing of the repurchases and the price at which repurchases will be made. The extent to which shares are repurchased will depend on a number of factors, including market trends and prices, economic conditions and the strength of the Company's capital in relation to its activities.

                                      *****

         This filing contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Projections about future events are subject to risk and uncertainties that could cause actual results to differ materially. Factors that might cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations and competition.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            BROOKLINE BANCORP, INC.


DATE:  March 7, 2003                        By: /s/ Richard P. Chapman, Jr.
                                                --------------------------------
                                                Richard P. Chapman, Jr.
                                                Chief Executive Officer